                                                                    Exhibit 10.2

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                           SECOND AMENDED AND RESTATED

                                 GAMING FACILITY

                     DEVELOPMENT AND CONSTRUCTION AGREEMENT

                                      among

                             ST. REGIS MOHAWK TRIBE,

                        ST. REGIS MOHAWK GAMING AUTHORITY

                                       and

                 MONTICELLO RACEWAY DEVELOPMENT COMPANY, L.L.C.

                          Dated as of December 1, 2005

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                                TABLE OF CONTENTS

         2.7.   COMPLIANCE WITH CONSTRUCTION STANDARDS, ENVIRONMENTAL LAWS

         5.2.   AGREED CEILING FOR REPAYMENT OF DEVELOPMENT AND
                CONSTRUCTION COSTS................................................14
         5.3.   DEVELOPER'S FEE...................................................14
         5.4.   REIMBURSEMENT OF OUT-OF-POCKET EXPENSES INCURRED PRIOR TO
                FINANCING AVAILABILITY............................................15

ARTICLE 6. TRIBAL TAXES; COMPLIANCE WITH TRIBAL LAW; AMENDMENTS TO TRIBAL

         7.4.   DISPUTES AND REMEDIES; WAIVER OF SOVEREIGN IMMUNITY;

                                    EXHIBITS

Exhibit A          Property
Exhibit 2.3        Consent to Architect and Architect Agreement
Exhibit 2.4        Budget Approval Form
Exhibit 2.5        Concept Program Approval Form
Exhibit 2.6        Plans and Specifications Approval Form
Exhibit 3.1        General Contractor Approval Form
Exhibit 8.3        Authorizing Resolutions of Authority and Developer

                             INDEX OF DEFINED TERMS

Affiliate.....................................2   Completion Date...............................3
Affiliate Transaction........................13   Concept Program...............................9
Agreement.....................................2   Construction Budget...........................8
Amended and Restated Agreement................2   Contract Documents...........................11
Approved Subcontractors......................11   Cooperation Agreement.........................3
Arbitrator(s)................................18   Design Budget.................................8
Architect..................................2, 8   Developer.....................................1
Architect Agreement...........................8   Development Business Board....................3
Authority..................................1, 2   Development Fee..............................14
BIA...........................................2   Disbursement and Escrow Agreement.............3
Budget........................................8   Effective Date................................3
Bureau of Indian Affairs......................2   Environmental Compliance.....................11
Collateral Agreement..........................2   Equipment Budget..............................8
Commencement Date.............................2   Financing Agreements..........................3
Compact.......................................3   GAAP..........................................4

                                        ii

Gaming........................................4   Partial Completion Date......................14
Gaming Authority Charter......................4   Parties......................................18
Gaming Enterprise.............................4   Person........................................5
Gaming Facility...............................4   Plans and Specifications.....................10
General Contractor...........................11   Project.......................................5
IGRA..........................................4   Project Costs.............................5, 14
Independent Financial Advisor.................4   Property...................................1, 6
Issuance Date.................................4   Qualified Entities............................6
Land Purchase Agreement.......................5   Remedial Work................................15
Legal Requirements............................5   Senior Secured Note Indenture.................6
Local Agreements..............................5   Senior Secured Notes..........................6
Management Agreement..........................5   SEQRA........................................10
Manager.......................................5   Shared Facilities Agreement...................6
Material Budget Amendment.....................9   St. Regis Mohawk Tribal Gaming Ordinance......6
National Indian Gaming Commission.............5   Tribal Gaming Ordinance.......................6
NEPA.........................................10   Tribe......................................1, 6
NIGC..........................................5   Trustee.......................................6
Non-Casino Facility...........................5

                                       iii

                           SECOND AMENDED AND RESTATED
             GAMING FACILITY DEVELOPMENT AND CONSTRUCTION AGREEMENT

This Second Amended and Restated Gaming Facility Development and Construction
Agreement has been entered into as of December 1, 2005, by and among the ST.
REGIS MOHAWK GAMING AUTHORITY having an address c/o the St. Regis Mohawk Tribe,
Community Building, Hogansburg, New York 13655 (together with its permitted successors and assigns, the "AUTHORITY"), MONTICELLO RACEWAY DEVELOPMENT
COMPANY, L.L.C., a New York limited liability company having an address at
Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701-5193
(together with its permitted successors and assigns, "DEVELOPER") and the ST.
REGIS MOHAWK TRIBE (the "TRIBE") having an address at Community Building, Route
37, Box 8A, Hogansburg, New York l3655 for the limited purposes stated in
Articles 6 and 7 hereof.

                                    RECITALS

A. The Tribe is a federally recognized Indian tribe. The Tribe is expected to be the beneficial owner of certain land located in the State of New York and more particularly described in EXHIBIT A attached hereto and incorporated herein (the
"PROPERTY") to be held in trust for the benefit of the Tribe by the United
States of America.

B. The Tribe desires to use the Property to improve the economic conditions of its members.

C. The Tribe has established the Authority, an instrumentality of the Tribe, to which it has assigned its authority over the development and conduct of Gaming
(hereafter defined) on the Property.

D. The Authority desires certain developmental and technical experience and expertise for the planning, design, engineering, construction and operational start-up of the Gaming Facility (hereinafter defined).

E. Developer has the developmental and technical experience and expertise to perform the planning, design, engineering, construction and operational start-up of such gaming facility.

F. The Authority desires to grant to Developer the exclusive right and obligation to design, engineer, construct, furnish and develop the Gaming
Facility for a Class III gaming operation and Developer desires to so act.

G. Developer or one of its affiliates will assist the Authority in obtaining a loan to finance the amounts necessary for purposes of constructing, equipping and operating the Gaming Facility and to make certain renovations, improvements or alterations to the Common Areas (as such term is defined in the Shared
Facilities Agreement (defined below)) of the Non-Casino Facility (hereinafter defined).

H. In order to create an attractive amenity for the Gaming Facility that the
Authority believes will assist in attracting gaming patrons to the Gaming
Facility and as part of its goal and obligations of improving the community surrounding the Gaming Facility (in accordance with the Local Agreements

(hereinafter defined)), and in order to create a unified design and theme for the Gaming Facility and the Non-Casino Facility, the Authority will make certain renovations, improvements or alterations to the Common Areas of the Non-Casino
Facility in accordance with this Agreement.

I. The parties hereto entered into an Amended and Restated Gaming Facility
Development and Construction Agreement, dated as of July 31, 1996 (the "AMENDED
AND RESTATED AGREEMENT").

J. The parties hereto desire to amend certain of the terms, provisions and conditions of the Amended and Restated Agreement and restate the terms, provisions and conditions of the Amended and Restated Agreement in their entirety as provided herein and otherwise subject to the terms, provisions and conditions hereof.

NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10) and the mutual covenants, conditions and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the Authority, Developer and the Tribe (to the limited extent specified herein) hereby agree as follows:

ARTICLE 1.          DEFINITIONS

     1.1. DEFINED TERMS. The following terms shall have the meanings hereinafter set forth, except as otherwise expressly provided or unless the context otherwise requires:

"AFFILIATE" shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person. For the purpose of this definition, "control" means the ability to directly or indirectly, by voting securities, partnership or member interests, contract or otherwise, direct or cause the direction of the policies or management of the specified Person.

"AGREEMENT" shall mean this Second Amended and Restated Gaming Facility
Development and Construction Agreement together with all schedules and exhibits hereto.

"ARCHITECT" shall mean the duly licensed professional employed pursuant to
SECTION 2.3 of this Agreement.

"AUTHORITY" shall mean the St. Regis Mohawk Gaming Authority.

"BUREAU OF INDIAN AFFAIRS" or "BIA" shall mean the Bureau of Indian Affairs under the Department of the Interior of the United States of America.

"COLLATERAL AGREEMENT" shall mean other agreements between the parties as provided by 25 C.F.R. ss.502.5.

"COMMENCEMENT DATE" shall mean the first date that the Gaming Facility is fully
Completed (as such term is defined in the Senior Secured Note Indenture), open to the public and Gaming is being conducted in the Gaming Facility pursuant to the Management Agreement. The Manager shall memorialize the Commencement Date in a writing signed by the Manager and the Authority, and delivered to the NIGC and to the Bureau of Indian Affairs, Area Director, Eastern Area Office.

"COMPACT" shall mean the Tribal-State Compact, and any amendments or modifications thereto, entered into between the Tribe and the State of New York to govern Gaming on the Property pursuant to IGRA or such other Compact as may be substituted therefor.

"COMPLETION DATE" shall mean the date upon which the Manager receives (i) an architect's certificate from the Architect certifying that the Gaming Facility and any renovations, improvements or alterations to the Common Areas of the
Non-Casino Facility have been substantially completed in accordance with the
Plans and Specifications (hereinafter defined); (ii) a certification from the
Manager (or the division, department or designee of Manager having responsibility to assure compliance with any operational standards) stating that the Gaming Facility, as substantially completed, is in compliance with any such standards; and (iii) such other certificates of professional designers, inspectors or consultants or opinions of counsel, as Manager may determine to be reasonably necessary or appropriate, verifying that the construction and furnishing of the Gaming Facility and the renovations, improvements or alterations to the Common Areas of the Non-Casino Facility is in substantial compliance with all Legal Requirements.

"COOPERATION AGREEMENT" means that certain Cooperation Agreement, dated December
17, 1997, made by and between Catskill Development, L.L.C. and the Village of
Monticello, as the same may be modified from time to time, or any superseding agreement agreed to by and among the Tribe, the Authority, and the Village of
Monticello.

"DEVELOPMENT BUSINESS BOARD" shall mean the committee established pursuant to
SECTION 2.2 hereof.

"DISBURSEMENT AND ESCROW AGREEMENT" shall mean the Disbursement and Escrow
Agreement to be entered into in connection with the Senior Secured Note
Indenture as the same may be amended from time to time.

"EFFECTIVE DATE" shall mean the date on which written approval of the Management
Agreement is granted by the Chairman of the NIGC. The parties hereto agree to cooperate and to use their commercially reasonable efforts to satisfy the above condition at the earliest possible date.

"FINANCING AGREEMENTS" shall mean the Senior Secured Note Indenture, the Senior
Secured Notes, and any other related or collateral agreement and the exhibits and schedules thereto, and any and all amendments, modifications, consolidations, extensions, restatements and refinancings thereof and thereto, by which funds are advanced to the Authority, the proceeds of which are to be used exclusively to purchase the Property, develop, design, construct, furnish, equip and provide start-up and working capital for the Gaming Enterprise and to make certain renovations, improvements or alterations to the Common Areas of the
Non-Casino Facility.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants from time to time and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

"GAMING" shall mean any and all activities defined as Class II or Class III
Gaming under the IGRA or authorized under the Compact.

"GAMING AUTHORITY CHARTER" shall mean the charter establishing the Authority as enacted by Resolution No. 96-15 of the Tribal Council of the Tribe.

"GAMING ENTERPRISE" shall mean any commercial enterprise of the Authority authorized by IGRA and/or the Compact and operated and managed by Manager on the
Property in accordance with the terms and conditions of the Management Agreement to engage in Gaming; and any other lawful commercial activity related to Gaming allowed in the Gaming Facility including, but not limited to, automatic teller machines, and subject to any limitations contained in the Local Agreements and in the Compact, the sale for individual consumption of food, beverages, tobacco, gifts and souvenirs. "Gaming Enterprise" shall exclude any wagering activities related to the outcome of any racetrack or racing contest conducted off the
Property; provided, however, that if a racetrack or racing contest has not been conducted on the racetrack that comprises a portion of the Non-Casino Facility at any time during a consecutive twenty-four (24) month period or if such racetrack has been abandoned and not reoccupied within seven (7) days after notice from the Authority to the record owner of the Non-Casino Facility, the foregoing prohibition against racetrack wagering activities shall (subject to applicable Legal Requirements) be of no further force or effect. "Gaming
Enterprise" includes any building or accommodation used for Gaming on the
Property and related on-site retail sales and services on the Property. The
Authority shall have the sole proprietary interest in and responsibility for the conduct of all Gaming conducted by the Gaming Enterprise, subject to the rights and responsibilities of the Manager under the Management Agreement.

"GAMING FACILITY" shall mean the buildings, improvements, and fixtures, now or hereafter located on the Property in which the Gaming Enterprise is housed.

"IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497; 25
U.S.C. ss. 2701 ET SEQ. as it may, from time to time, be amended.

"INDEPENDENT FINANCIAL ADVISOR" shall mean an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Development Business Board, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Authority and Developer.

"ISSUANCE DATE" shall mean the date that the Senior Secured Notes are issued by the Authority pursuant to the Senior Secured Note Indenture.

"LAND PURCHASE AGREEMENT" shall mean that certain Second Amended and Restated
Land Purchase Agreement, dated as of the date as of which this Agreement is made, between Monticello Raceway Management, Inc. and the Authority, by which
Monticello Raceway Management, Inc. shall convey the Property to the United
States to be held in trust for the benefit of the Tribe, as the same may be amended from time to time.

"LEGAL REQUIREMENTS" shall mean singularly and collectively, the Compact, IGRA, the Local Agreements, all applicable laws, rules and regulations of the Tribe, including, without limitation, the Tribal Gaming Ordinance, and all other applicable federal and New York laws.

"LOCAL AGREEMENTS" means (1) the Cooperation Agreement, and (2) any other agreements entered into by and among the Authority, the Tribe, and local governments to mitigate the impact of the development and operation of the
Gaming Facility on those governments, and to provide for the provision of services by local governments to the Gaming Facility.

"MANAGER" shall mean Monticello Casino Management, L.L.C., and its permitted successors and assigns.

"MANAGEMENT AGREEMENT" shall mean that certain Second Amended and Restated
Gaming Facility Management Agreement, dated as of the date as of which this
Agreement is made, among the Authority, the Tribe and Manager, as the same may be amended from time to time.

 "NATIONAL INDIAN GAMING COMMISSION" or "NIGC" shall mean the commission established pursuant to 25 U.S.C. ss. 2704.

"NON-CASINO FACILITY" shall mean all buildings, fixtures and improvements located on the land adjacent to the Property or owned by Monticello Raceway
Management, Inc., or any of its affiliates.

"PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PROJECT" shall mean the Gaming Facility and the Common Areas of the Non-Casino
Facility.

"PROJECT COSTS" shall mean the sum of: (1) all so-called "hard" and "soft" costs incurred in developing, designing, constructing, equipping and furnishing the
Gaming Facility, and making certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, including, without limitation, any costs related to land acquisition, professional services, pre-opening costs and initial operating capital for the Gaming Enterprise (but such costs shall not include (i) costs and expenses incurred with respect to litigation or other proceedings in which the Tribe and/or the Authority are not a party, which litigation or proceeding has commenced prior to the date hereof, (ii) fees and expenses paid to any counsel in connection with its representation of any Indian or Native American tribe or nation (together with their instrumentalities) other than the Tribe or any instrumentality thereof, or (iii) costs and expenses incurred in connection with the operation of the Developer's businesses (or the businesses of any of the affiliates of Developer), including, without limitation, salaries, rent, insurance, utility charges and any other similar type of general administrative or overhead expense of Developer or any such affiliate); (2) all start up and operating costs of the Authority until the
Commencement Date; and (3) all financing fees and expenses including, without limitation, interest payments and any scheduled principal payments, prior to the
Commencement Date; provided that all Project Costs shall be allocated in accordance with GAAP, consistently applied.

"PROPERTY" shall mean the parcel of land described in EXHIBIT A attached hereto.

"QUALIFIED ENTITIES" shall mean any Approved Subcontractor (as defined in
SECTION 3.1 hereof) who or which is able to provide development or construction services at prices or bids at least equal to those submitted by the subcontractor that would otherwise be selected by the General Contractor (as defined in SECTION 3.1 hereof) and has comparable skill and experience and is comparably licensed by the State of New York for such work and is comparably bondable. Notwithstanding anything to the contrary contained in the preceding sentence, a sub-subcontractor shall not be required to be licensed by the State of New York in order to qualify as a "Qualified Entity," provided that the other conditions set forth in the preceding sentence are satisfied.

"SENIOR SECURED NOTE INDENTURE" shall mean that certain Indenture, dated as of the Issuance Date, by and among the Authority, the Tribe and the Trustee, pursuant to which the Senior Secured Notes are issued.

"SENIOR SECURED NOTES" shall mean the Authority's Series A Senior Secured Notes and Series B Senior Secured Notes, if any, issued by the Authority pursuant to the Senior Secured Note Indenture.

"SHARED FACILITIES AGREEMENT" shall mean that certain Second Amended and
Restated Shared Facilities Agreement dated as of the date as of which this
Agreement is made by and between the Authority and Monticello Raceway
Management, Inc., as the same may be modified from time to time.

"TRIBE" shall mean the St. Regis Mohawk Tribe, a federally recognized Indian tribe.

"TRIBAL GAMING ORDINANCE" or "ST. REGIS MOHAWK TRIBAL GAMING ORDINANCE" shall mean the St. Regis Mohawk Tribal Gaming Ordinance adopted by Resolution No.
93-102 of the Tribal Council of the Tribe and any amendments, supplements or modifications thereto, and all related or implementing ordinances that are enacted by the Tribe or Authority to authorize and regulate Gaming on the
Property pursuant to IGRA.

"TRUSTEE" shall mean the trustee designated under the Senior Secured Note
Indenture.

     1.2. UNDEFINED TERMS. All capitalized terms used, but not otherwise defined in this Agreement, shall have the respective meanings ascribed to them in the
Management Agreement.

ARTICLE 2. APPOINTMENT OF DEVELOPER; DEVELOPMENT BUSINESS BOARD; DESIGN PHASE

     2.1. APPOINTMENT OF DEVELOPER; EXCLUSIVE RIGHTS OF DEVELOPMENT. Pursuant to
the terms of this Agreement, the Authority hereby appoints Developer as its agent and grants to Developer the exclusive right as Authority's agent to design, engineer, develop, construct, and furnish the Gaming Enterprise for a term commencing on the Effective Date and ending upon the earliest of (i) the expiration or termination of the Management Agreement, (ii) as otherwise terminated pursuant to the terms of this Agreement, or (iii) the Completion
Date. If the term expires as set forth in clause (iii) of the preceding sentence, such expiration shall in no event affect or be deemed to affect the right of Developer to be paid all remaining outstanding amounts with respect to the Developer's Fee upon completion of the Remedial Work (as defined in SECTION
5.3 hereof). During the term of this Agreement, the Authority shall not designate or appoint any other person or entity to act as the "developer" of the
Gaming Facility including, without limitation, any similar role to a developer of a project of the size, type and nature of the Gaming Facility or role incidental thereto except pursuant to the express provisions of this Agreement.
Subject to the terms of this Agreement, as exclusive developer of the Gaming
Facility, Developer shall be responsible for (a) selecting, negotiating with, securing the performance of, and cooperating with and supervising architects, interior designers, engineers, construction managers, contractors, subcontractors, project consultants, marketing and leasing consultants; (b)
purchasing equipment, materials and supplies in connection with the development and construction of the Gaming Facility; and (c) preparing plans for the purposes of securing bids. Developer shall have access to the Property in order to supervise all on-site persons employed in the construction and development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility. Developer recognizes that a relationship of good faith and fair dealing is created by this Agreement and by reason of Developer's experience and expertise in facility construction and development, and Developer agrees to use prudent and commercially reasonable efforts, and to devote such time as may be reasonably necessary to perform its services under this Agreement with prudence and diligence. Without limiting the foregoing, Developer shall keep the Authority and its representatives on the
Development Business Board currently apprised of any material information about the construction and development of the Gaming Facility. Upon termination of this Agreement, the Developer has no on-going role in the Gaming Facility other than its obligation to complete the Remedial Work.

     2.2. DEVELOPMENT BUSINESS BOARD. On or prior to the Effective Date, the
Authority and Developer shall establish the Development Business Board. The
Development Business Board shall be a committee consisting of four representatives, two of whom are appointed by the Authority and two of whom are appointed by Developer. The Development Business Board shall have the rights, obligations and powers set forth in this Agreement. Either party may change its representatives to the Development Business Board at any time, provided that this Section is complied with, and that notice is provided pursuant to SECTION
8.6. For any action to be taken by the Development Business Board, at least three representatives shall participate (in person or by proxy as set forth below) and two of such three representatives must be representatives appointed by the Authority. The Authority and Developer may designate a proxy to act on behalf of a named representative to act in the absence of such representative to the Development Business Board, provided that such designation be in writing by, in the case of the Authority, its Chairman, or in the case of Developer, its managing director, and that notice of such designation be provided pursuant to
SECTION 8.6 of this Agreement. Such proxy shall have the full authority to act, vote or consent on behalf of such representative. Except as otherwise expressly provided in this Agreement, in order to be effective, any action of the
Development Business Board must be the result of agreement by at least three members of the Development Business Board or designees participating in such action. The parties hereby agree to ensure that their respective representatives to the Development Business Board shall cooperate fully and shall try to reach agreement or compromise on all matters before the Development Board. In the event such agreement cannot be reached, the appropriate action shall be determined in the manner provided in Article 7. The parties shall cooperate in setting meeting schedules for the Development Business Board during the term hereof. Any two or more representatives of the Development Business Board shall have authority to call a special meeting of the Development Business Board on three (3) days' written notice (by facsimile or otherwise) to the other representatives that comprise the Development Business Board on such date.

     2.3. EMPLOYMENT OF ARCHITECT. On or prior to the Issuance Date, Developer, with the approval of the Authority, shall select and employ an architect (the
"ARCHITECT") familiar with the design of gaming facilities for the purposes of designing and performing certain other services in connection with the construction and development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino
Facility. The Authority's agreement with the Architect (the "ARCHITECT
AGREEMENT") shall be in a form of contract prepared by Developer and approved by the Authority on or prior to the Issuance Date. All consents required of the
Authority pursuant to this Section shall be evidenced by a written consent in the form of EXHIBIT 2.3 attached hereto. The Authority shall compensate the
Architect for services rendered out of the Authority's proceeds from the
Financing Agreements obtained in connection with the Gaming Facility and as required by SECTION 5.1 of this Agreement, after approval of any payment by the
Development Business Board. The Authority shall delegate to Developer the
Authority's responsibilities under any architectural and/or other engineering agreements, including, without limitation, the Architect Agreement, in order to allow Developer, on behalf of Authority, to supervise direct, control, and administer the duties and activities and functions of the Architect under such agreements, except to the extent set forth to the contrary herein.

     2.4. DESIGN, CONSTRUCTION AND EQUIPMENT BUDGETS.

     (a) On or prior to the Issuance Date, Developer, with the assistance and input of the Architect, shall establish a budget for design (the "DESIGN
BUDGET"), a budget for construction (the "CONSTRUCTION BUDGET"), and a budget for the furnishing and equipping ("EQUIPMENT BUDGET"), of the Gaming Facility which Design Budget, Construction Budget and Equipment Budget may contain certain line items for amounts that are exclusively for the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino
Facility (the Design Budget, Construction Budget and Equipment Budget,
collectively, the "BUDGET"). The Budget shall be submitted to the Authority for its written approval, such approval not to be unreasonably withheld, and shall,

assuming timely submission to the Authority, be approved on or prior to the
Issuance Date, in the form of the approval attached hereto as EXHIBIT 2.4.

     (b) Subject to the terms of this paragraph, during the term of this
Agreement, Developer shall review the Budget and may revise the Budget from time-to-time, as Developer deems necessary, to reflect any unpredicted changes, variables or events or to include significant, additional, unanticipated items of expense. Notwithstanding anything to the contrary contained in the preceding sentence, Developer shall not be allowed to reallocate part or all of the amount budgeted with respect to any line item to another line item or to make such other modifications to the Budget as Developer deems necessary as provided above, if (i) such modifications taken as a whole causes the total Budget either
(x) to exceed the amount of all available funds for construction (including, without limitation, all contingency funds), or (y) to be reduced by an amount exceeding five percent (5%) thereof; (ii) such modifications result in a material change in the Concept Program described in SECTION 2.5 below, the theme or layout of the Gaming Facility; or (iii) such modifications result in an increase of the aggregate amount of the approved line items exclusively for the
Common Areas of the Non-Casino Facility in excess of its pro rata share of the unallocated contingency in the Budget (any of the foregoing clauses "i" through
"iii" a "MATERIAL BUDGET AMENDMENT"). All Material Budget Amendments shall require the written approval of the Development Business Board. Developer agrees to use commercially prudent efforts to arrange, on commercially reasonable terms, financing for the Authority to pay Project Costs estimated at Six Hundred
Fifty Million Dollars ($650,000,000).

     (c) The Authority acknowledges that the Budget is intended only to be a reasonable estimate of the construction and development costs and expenses.
Neither the Manager nor Developer shall be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Budget.

     2.5. CONCEPT DESIGN AND DESIGN DOCUMENTS.

     (a) On or prior to the Issuance Date, the Authority shall designate its requirements for the design of the Gaming Facility, including, but not limited to, a concept program which shall set forth Developer's and Authority's objectives, schedule requirements, design criteria, assumptions regarding HVAC demands, space requirements, special equipment and site requirements (the
"CONCEPT PROGRAM"). The Architect shall review such Concept Program for the
Gaming Facility and provide advice to the Developer and the Authority regarding such program. The Concept Program shall be submitted to the Authority for its written approval, such approval not to be unreasonably withheld, and shall be approved on or prior to the Issuance Date, in the form of approval attached hereto as EXHIBIT 2.5. The Authority shall review the Concept Program and approve or disapprove it within 30 days of its submission to the Authority.

     (b) Based upon the Concept Program and the Budget, on or prior to the
Issuance Date, the Architect shall prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of the proposed Gaming Facility and its components. The Architect shall also prepare for Developer's review design development documents consisting of drawings and other documents to fix and describe the size and character of the Gaming
Facility as to architectural, structural, mechanical and electrical systems,

materials and such other elements as may be appropriate. Further, Architect shall advise Developer and the Authority regarding any preliminary estimates of construction costs and the Budget and shall update the same.

     2.6. PLANS AND SPECIFICATIONS. Based upon the design development documents approved in SECTION 2.5 above and the Budget, on or prior to the Issuance Date, the Architect shall prepare certain construction documents consisting of detailed drawings, plans and specifications setting forth the general requirements for construction of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino
Facility (collectively, the "PLANS AND SPECIFICATIONS"). The Plans and
Specifications shall be submitted to the Authority for its written approval
(such approval not to be unreasonably withheld), and shall, assuming timely submission to the Authority, be approved on or prior to the Issuance Date, through an approval in the form of EXHIBIT 2.6 attached hereto. The Authority shall review the Plans and Specifications and approve or disapprove them within
45 days of submission to the Authority. During the term of this Agreement,
Developer shall have the right to make modifications to the Plans and
Specifications without the consent of the Authority provided that such changes, individually or taken together with all other changes, (a) do not lead to a fundamental change in the Concept Program, theme or layout of the Gaming
Facility; (b) do not result in a Material Budget Amendment; (c) do not have a material adverse economic effect on the Gaming Facility, taken as a whole, or
(d) do not materially adversely affect the quality of materials to be used in construction of the buildings on the Property, nor the material uses proposed for the Property.

     2.7. COMPLIANCE WITH CONSTRUCTION STANDARDS, ENVIRONMENTAL LAWS AND
REGULATIONS. The Gaming Facility shall be designed and constructed so as to adequately protect the environment and the public health and safety. The design, construction and maintenance of the Gaming Facility shall, except to the extent a particular requirement or requirements has been waived in writing by the
Authority, meet all minimum standards under New York State building codes, fire codes and safety and traffic requirements (but excluding planning, zoning and land use laws, ordinances, regulations and requirements) that would be imposed on the Gaming Facility by existing New York or federal statutes or regulations that would be applicable if the Gaming Facility were located outside of the jurisdictional boundaries of the Tribe, even though those requirements may not apply within the Tribe's jurisdictional boundaries. In addition, those mitigation steps specified in any phase I environmental assessments conducted of the Property on or prior to the date hereof or required under the National
Environmental Policy Act ("NEPA") and/or the State Environmental Quality Review
Act ("SEQRA") shall be taken. The Authority and the Tribe shall have the right to rely upon the Architect's statement and the Architect Agreement shall expressly include a provision stating that the Authority and the Tribe are intended third party beneficiaries of the Architect's statements or the statements of the Architect's consultants. The Authority and the Tribe may use such statements, information, reports, data, or information provided to the
Authority and the Tribe under this Agreement, and shall be entitled to rely upon the accuracy and completeness thereof. If required to do so by applicable law, the Authority and the Tribe shall certify to appropriate governmental agencies as to the information provided to the Authority and the Tribe in the statement from the Architect (and/or its consultants and/or any other consultants retained in connection with the development of the Gaming Facility) regarding compliance with NEPA and SEQRA and all other applicable environmental laws and regulations

                                       10

("ENVIRONMENTAL COMPLIANCE"), but only to the extent the Authority and the Tribe have received reasonable assurances of the truth and veracity of such statements from the Architect or from consultants to the Architect (or other consultants retained in connection with the development of the Gaming Facility) who are credentialed engineers with demonstrated knowledge or expertise in Environmental
Compliance.

         Nothing in this SECTION 2.7 shall grant to the State of New York or any political subdivision thereof any jurisdiction (including, but not limited to, jurisdiction regarding zoning or land use) over the Property or the development and management of the Gaming Facility.

ARTICLE 3. CONSTRUCTION PHASE

     3.1. PROPOSAL REVIEW; SELECTION OF CONTRACTORS AND SUBCONTRACTORS. On or
prior to the Issuance Date, Developer, on behalf of the Authority, shall solicit and conduct a review of proposals for the construction of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common
Areas of the Non-Casino Facility. Developer shall, in consultation with and subject to the reasonable approval of the Authority, select the most well-qualified construction manager or contractor (the "GENERAL CONTRACTOR").
Developer shall negotiate and award, with the input and reasonable approval of the Authority, a construction management agreement and/or construction contract with the "GENERAL CONTRACTOR". The Authority's approvals shall be in the form of
EXHIBIT 3.1 (attached hereto). The General Contractor shall be properly licensed in the State of New York and shall furnish a payment and performance bond satisfactory to the Development Business Board to cover the construction for which such contractor or construction manager was retained. On or prior to the
Issuance Date, the Developer, in consultation with the Authority, shall prepare a list of certain subcontractors, specialists or consultants (the "APPROVED
SUBCONTRACTORS") to be considered for the performance of certain services in connection with the construction, development and operational start-up of the
Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility. The General
Contractor shall be permitted to select all subcontractors for work covered under its contract, provided that, (i) the General Contractor shall permit any
Approved Subcontractor to bid for appropriate subcontracts and (ii) shall give preference to a Qualified Entity. In addition, the General Contractor shall be required to use its reasonable best efforts to give and to cause subcontractors to give, a hiring preference to qualified members of the Tribe that have appropriate experience and skill.

     3.2. CONTRACTS. On or prior to the Issuance Date, the Authority shall enter into a construction management agreement and/or construction contract with the
General Contractor, such agreement to be subject to the approval of the
Development Business Board (which approval shall not be unreasonably withheld), and related contracts and subcontracts for the construction and development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility (collectively, the
"CONTRACT DOCUMENTS"). All Contract Documents shall be prepared and negotiated by Developer on behalf of the Authority. The Contract Documents shall expressly provide that (a) all work shall be done in accordance with the Plans and
Specifications; (b) construction of the Gaming Facility and the making of

                                       11

certain renovations, improvements or alterations to the Common Areas of the
Non-Casino Facility shall commence on the Issuance Date and following the granting of all approvals necessary to commence such work; (c) any contractor, subcontractor, consultant and/or construction manager shall exert good commercial efforts to complete construction prior to the completion date specified in the applicable Contract Document; (d) all contractors or subcontractors shall warrant the construction to be free of defects and constructed in a workmanlike manner for a period of at least one year from the date of completion; and (e) progress payments will be subject to a commercially reasonable retainage as required under the Senior Secured Note Indenture or otherwise. The Contract Documents shall also provide for adequate insurance, guarantees, appropriate lien waivers, and for construction schedules by which milestones, progress payments and late penalties may be calculated all as determined by the Development Business Board in its reasonable discretion.
Contract Documents shall also contain such provisions for the protection of the
Authority as Developer and the Authority shall deem appropriate. The Authority shall compensate the General Contractor, any other contractors, subcontractors, and consultants selected by Developer and approved by the Development Business
Board to the extent provided for in this Agreement for the construction of the
Gaming Facility and/or the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, but only to the extent of proceeds available from or permitted by the Financing Agreements.
Neither the Authority nor the Developer shall be liable for any shortfall in available proceeds to satisfy claims for Project Costs. The Authority shall be a third party beneficiary of all future subcontracts entered into by the General
Contractor. To the fullest extent permitted by law, each contract or subcontract shall include among its provisions an agreement that the Development Business
Board and the Authority shall be indemnified and held harmless of and from any and all damages, liabilities, claims, losses, or costs, including reasonable attorneys' fees and defense costs, arising from or in any way connected with the construction of the Gaming Facility, including any act or omission of the
General Contractor, its employees, representatives, subcontractors, affiliates or assigns attributable to injury to person or property in such form as the
Authority shall reasonably require. Developer agrees to require all contractors of any tier to carry statutory Workers Compensation, Employers Liability
Insurance and appropriate limits of Commercial General Liability Insurance in such amounts and with such endorsements as the Development Business Board shall reasonably require, including endorsements as to additional insureds. In addition, the General Contractor shall provide the Developer and the Development
Business Board certificates of insurance as evidence of the required insurance prior to commencing work and upon renewal of each policy during the entire period of construction, including coverage sufficient to insure the hold harmless and indemnity obligations contemplated under this Section.

     3.3. CONSTRUCTION ADMINISTRATION. Developer shall act as the Authority's designated representative and shall have full power and complete authority to act on behalf of the Authority in connection with any Contract Documents, subject to the terms of this Agreement. Developer shall have complete control and charge of any persons performing work on site at the Gaming Facility and the
Common Areas of the Non-Casino Facility. Developer shall interpret and decide on matters concerning the performance of the General Contractor, any other contractor, subcontractor and/or consultant and the requirements of the Contract
Documents. Developer shall reject work that does not conform in all material

                                       12

respects to the Contract Documents or the Plans and Specifications, unless the work is accepted by the Development Business Board. Developer shall conduct inspections to determine the date or dates of substantial completion and the date of final completion of the Project. Developer shall observe and evaluate or authorize the evaluation of work performed, the review of applications for payment for submission to the Authority and the review and certification of the amounts due the General Contractor any other contractors, subcontractors or consultants.

     3.4. PROGRESS PAYMENTS. Pursuant to the terms and provisions of the
Disbursement and Escrow Agreement, the Authority shall make progress payments for construction performed by the General Contractor or any other contractors, subcontractors or consultants on a periodic basis as directed and approved by
Developer. Progress payments for construction shall be funded by the Authority from the Financing Agreement proceeds as required by SECTION 5.1 of this
Agreement.

     3.5. AFFILIATE CONTRACTS. No contracts for the supply of goods or services to the Gaming Enterprise shall be entered into with the Developer, parties affiliated with Developer, or their respective members, managers, officers or directors (an "AFFILIATE TRANSACTION") unless such Affiliate Transaction is approved by the Development Business Board. Prior approval by the Development
Business Board of a contract referred to above shall not be required where the contract is entered into to remedy an immediate threat or danger to persons or property or to the Gaming Enterprise or the conduct of Gaming thereon, provided that Developer shall promptly thereafter notify all members of the Development
Business Board of the nature of the danger or threat and of the contract so executed.

ARTICLE 4.  SELECTION OF FURNITURE, TRADE FIXTURES AND EQUIPMENT

Pursuant to SECTION 5.1, the Development Business Board shall select and procure vendors for purchase by the Authority of furniture, trade fixtures, equipment and furnishings required to operate the Gaming Enterprise at the Gaming
Facility. Alternatively, Developer may arrange for the procurement of such furniture, trade fixtures, equipment and furnishings on lease terms as may be approved in advance, in writing, by the Development Business Board, but in no event shall such lease terms exceed the cost therefor as set forth in the
Budget. Developer agrees to employ good business practices and, where appropriate, competitive bidding. Subject to the approval of the Authority, and the NIGC and/or BIA, as appropriate, Developer may directly lease furniture, fixtures and equipment to the Authority.

ARTICLE 5.  FUNDING REQUIREMENTS OF DEVELOPMENT

     5.1. AUTHORITY'S FUNDING OBLIGATIONS. Developer agrees to use prudent and commercially reasonable efforts to arrange for the financing for the design, construction, equipping, start-up and working capital for the Gaming Facility.
The Authority shall, prior to commencement of construction of the Gaming
Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, make available or otherwise cause to be established a development fund, pursuant to the Disbursement and Escrow

                                       13

Agreement, into which will be deposited all of the proceeds of the Financing
Agreements. Said funds shall be designated exclusively for performing the obligations of the Authority and Developer under any design and construction agreements entered into, including, without limitation, the Contract Documents, as well as any agreements for the lease or purchase of furniture, trade fixtures, equipment and furnishings for the Project and for start-up costs and expenses of the Gaming Enterprise, all as contemplated by and in accordance with this Agreement and the Financing Agreements. The funds procured by the Financing
Agreements shall be used to discharge the obligations of the Authority and
Developer under any and all design, construction or related agreements entered into for the development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino
Facility and the payment of all Project Costs, including, but not limited to, consulting fees, supplies, utility costs, landscaping, parking, curb cuts, access enhancement, off-site road improvement, architectural, engineering, contractors fees and costs, furniture, signs, trade fixtures, furnishings and equipment necessary for implementing the operation of the Gaming Enterprise,
Developer's reasonable attorneys' fees and legal costs in connection with the financing, closing and related costs, and interest as provided in the Financing
Agreements. Additionally, the initial working capital for the Gaming Facility and Gaming Enterprise shall be provided from the proceeds of the Financing
Agreements. The above funding obligations of the Authority shall be subject to
SECTION 5.2 of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Developer shall have no right to grant any lien affecting or encumbering the Property.

     5.2. AGREED CEILING FOR REPAYMENT OF DEVELOPMENT AND CONSTRUCTION COSTS.
The total amount of recoupment for development costs (exclusive of interest other than capitalized interest (e.g., interest payable to Manager in accordance with the terms of the Management Agreement)) but including the aggregate principal amount of borrowings by the Authority for Project Costs shall under no circumstances exceed Six Hundred Fifty Million Dollars ($650,000,000).

     5.3. DEVELOPER'S FEE. As compensation for all of the services to be performed hereunder by Developer, the Authority agrees to pay to Developer and
Developer agrees to accept payment for the performance of its services under this Agreement, a developer's fee ("DEVELOPMENT FEE") equal to five percent (5%)
of total Project Costs, which Development Fee shall be payable monthly as such
Project Costs are incurred, provided that the Authority shall be entitled to retain (a) ten percent (10%) of such Development Fee for the period from and after the date hereof through the date that the construction of the Project shall be fifty percent (50%) completed (the "PARTIAL COMPLETION DATE") and (b)
five percent (5%) of such Development Fee for the period after the Partial
Completion Date through the Completion Date. For the purposes of calculating the
Development Fee only, "PROJECT COSTS" shall have the same meaning provided for in SECTION 1.1 hereof, reduced by (i) the purchase price of the Property and related closing costs under the Land Purchase Agreement, (ii) start-up and operating costs of the Authority until the Commencement Date and any pre-opening costs and initial operating capital of the Gaming Enterprise,(iii) payments of interest and scheduled principal payments prior to the Commencement Date, and financing fees and expenses, and (iv) the Development Fee. On the Completion
Date, the Authority shall pay to Developer all outstanding retained amounts, less an amount equal to 125% of the sum reasonably sufficient to remedy work not yet performed, defective work known to exist and not yet remedied, and punch

                                       14

list items to be corrected to the satisfaction of the Development Business Board
(all such work being referred to herein as the "REMEDIAL WORK"), provided further that the Completion Date shall not be deemed to have occurred until the
Development Business Board has determined in writing that the building systems have been successfully completed such that the Gaming Facility is available to the Authority for its intended uses and Gaming operations. Notwithstanding anything to the contrary in the Disbursement and Escrow Agreement, the terms and provisions with respect to the payment of the Development Fee may not be amended without the prior written consent of Developer.

     5.4. REIMBURSEMENT OF OUT-OF-POCKET EXPENSES INCURRED PRIOR TO FINANCING
AVAILABILITY. The Authority acknowledges that Developer and Affiliates of
Developer have expended, and will expend, significant amounts of money to develop the Gaming Enterprise, and related amenities prior to the time when the proceeds of the financing referenced in SECTION 5.1 will become available. Such amounts include, without limitation, amounts expended for architectural drawings, engineering and design studies, marketing studies, counsel fees
(excluding Developer's counsel fees incurred in preparing and negotiating agreements between the Tribe or the Authority, on the one hand, and Developer, on the other), travel expenses and real estate taxes with respect to the
Property from the date hereof until the Property is transferred to the United
States in trust for the benefit of the Tribe. In addition, such amounts shall also include so-called "carrying costs" of the ownership of the Monticello
Raceway (but only to the extent of negative cash flow) due to cessation of the use of the Monticello Raceway as a direct result of, and during, the construction of the Gaming Facility and the Common Areas of the Non-Casino
Facility as provided hereunder, provided that Developer shall use commercially reasonable efforts to cause the construction to be carried out so as to minimize or avoid such cessation of use of the Monticello Raceway, and provided further that such cessation of use of the Monticello Raceway is not attributable to bad faith, gross negligence or willful misconduct on behalf of Developer. Each of the parties hereto agrees that such expenditures are Project Costs that shall be reimbursed from the proceeds of such financing, provided that in no event shall
Developer and its Affiliates be reimbursed for expenses paid by Developer or its
Affiliates prior to August 1, 2005, and provided further that in no event shall the Authority reimburse Developer and Affiliates of Developer more than Ten
Million Dollars ($10,000,000.00) for such Project Costs. Developer shall provide the Authority with reasonable back-up documentation with respect to such Project
Costs.

ARTICLE 6. TRIBAL TAXES; COMPLIANCE WITH TRIBAL LAW; AMENDMENTS
TO TRIBAL GAMING ORDINANCE

     6.1. TRIBAL TAXES. The Authority and the Tribe warrant and agree that neither they nor any agent, agency, affiliate or representative of the Authority or the Tribe will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any kind to Developer or to any lender furnishing financing for the Gaming Facility or for the Gaming Enterprise, or on
the Gaming Enterprise, the Gaming Facility, the revenues therefrom or on the
Development Fee as described in SECTION 5.3 of this Agreement; provided, however, the Authority or the Tribe, as appropriate, may assess against the

                                       15

Gaming Enterprise license fees reflecting reasonable regulatory costs incurred by the Authority or the Tribe. The Authority and the Tribe further warrant and agree that neither they nor any agent, agency, affiliate or representative will impose any taxes, fees, assessment or other charges of any nature whatsoever on the salaries or benefits, or dividends or distributions paid to, any of
Developer's managers, partners, members, stockholders, officer, directors, or employees or affiliates, or any of the employees of the Gaming Enterprise or any contractors, subcontractors or consultants engaged pursuant to this Agreement.
If any such tax, fee, assessment or other charge is in fact levied, imposed, or collected, the Authority shall reimburse Developer or the affected managers, partners, members, stockholders, officers, directors, employees or affiliates or any contractors, subcontractors or consultants for the full value and dollar for dollar of such tax, fee, assessment or other charge.

     6.2. COMPLIANCE WITH TRIBAL LAW. Developer shall comply in all material respects with all present and future statutes, regulations and ordinances of the
Tribe or the Authority, provided that, except as required by State or federal law, the Tribe shall take no action and adopt no statue or ordinance that would
(a) increase Developer's obligations hereunder; (b) result in a reduction in the amount of the Development Fee payable to Developer absent any such statute, regulation or ordinance thereto; or (c) prejudice or adversely affect
Developer's rights under this Agreement or that violates the Indian Civil Rights
Act (25 U.S.C. ss.ss. 1301-1303). In the event of a breach of this proviso by the Tribe or the Authority, the Developer shall be entitled, pursuant to Section
7.4 hereof, to seek damages from the Tribe or the Authority for any costs or losses incurred as a result of such breach by the Tribe or the Authority, to the maximum extent permitted by law.

     6.3. TRIBE'S AMENDMENTS TO TRIBAL GAMING ORDINANCE. Except as required by state or federal law, the Tribe or the Authority shall not adopt any amendments to the Tribal Gaming Ordinance that would (a) increase Developer's obligations hereunder, or under the Tribal Gaming Ordinance; (b) result in a reduction in the amount of the Development Fee payable to Developer absent such amendment; or
(c) have a material adverse effect on Developer's rights under this Agreement, or any other document executed by the parties hereto in connection with this
Agreement. The Tribe shall give Developer notice and a copy of the full text of any proposed amendment to the Tribal Gaming Ordinance at least fourteen days before any such amendment will go into effect, but failure to give such notice shall not affect the validity or enforceability of such amendment. In the event of a violation of this SECTION 6.3 by the Authority or the Tribe, pursuant to
SECTION 7.4 of this Agreement, Developer shall be entitled to seek damages from the Tribe or the Authority for any costs or losses incurred as a result of such violation by the Tribe or the Authority.

ARTICLE 7.  DEFAULT, TERMINATION AND DISPUTES

     7.1. DEFAULT.

     (a) Developer may terminate this Agreement for any material breach or the failure to perform any material duty or obligation by the Tribe or the Authority
(provided that such breach or failure to perform is not caused by the acts or the omissions of Developer) within sixty (60) days after the Tribe's or the

                                       16

Authority's receipt of any notice from Developer of the Tribe's or the
Authority's material breach and default PROVIDED THAT, if the Authority or the
Tribe has commenced to cure such default within such sixty (60) day period and such default is not reasonably susceptible of cure within such sixty (60) day period, then the Authority or the Tribe shall have an additional reasonable period of time to cure such default, so long as the Authority or the Tribe is diligently and continuously pursuing such cure.

     (b) The Authority may terminate this Agreement for any material breach or the failure to perform any material duty or obligation by Developer (provided that such breach or failure to perform is not caused by the acts or the omissions of the Authority) within sixty (60) days after Developer's receipt of any notice from the Authority of Developer's material breach and default provided that, if Developer has commenced to cure such default within such sixty
(60) day period and such default is not reasonably susceptible of cure within such sixty (60) day period, then Developer shall have an additional reasonable period of time to cure such default, so long as Developer is diligently and continuously pursuing such cure. Notwithstanding anything to the contrary in the preceding sentence, if such breach or failure to perform by the Developer is also a violation of the Compact, a regulation of the NIGC, or tribal ordinance, then such cure period shall be as set forth in the Compact, regulation or ordinance, as applicable, if such period is shorter than such sixty (60) day period. The Authority may also terminate this Agreement in the event the
Management Agreement has terminated on account of material breach of the provisions thereof by Manager (subject to the cure and notice provisions therein).

     7.2. MUTUAL TERMINATION. Notwithstanding anything to the contrary in this
Agreement, this Agreement may be terminated at any time during the term hereof by mutual consent between the Authority and Developer.

     7.3. INTENTIONALLY DELETED.

     7.4. DISPUTES AND REMEDIES; WAIVER OF SOVEREIGN IMMUNITY; ARBITRATION.

     (a) Subject to the terms of this ARTICLE 7, the Tribe and the Authority expressly waive sovereign immunity for the purpose of permitting or compelling arbitration as provided in subparagraph (b) below, and permitting suit in any court of competent jurisdiction by Developer for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this
Agreement or the termination or purported termination thereof, the Financing
Agreements, any Collateral Agreements or other obligations between the parties.
Without in any way limiting the generality of the foregoing, the Tribe and the
Authority expressly authorize any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including, without limitation, entering the Property and repossessing any furniture and equipment subject to a security interest or otherwise giving effect to any such judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe or
Authority other than the limited assets of the Tribe or Authority specified in subparagraph (c) below.

     (b) All disputes, controversies or claims arising out of or relating to this Agreement, or the termination or purported termination thereof shall be settled by binding arbitration in accordance with the Expedited Procedures

                                       17

provisions (Rules 53 through 57 in the current edition) of the commercial arbitration rules of the American Arbitration Association. Arbitration shall occur before a single arbitrator, or any greater number of arbitrators (the
"ARBITRATOR(S)") if agreed to by the parties to the arbitration ("PARTIES"). The
Arbitrator(s) shall possess relevant expertise and shall be selected by agreement of the Parties. If the Parties are unable to agree on the selection of the Arbitrator(s), the American Arbitration Association shall select the
Arbitrator(s). The Arbitrator(s) shall render a decision promptly after the submission of the dispute and shall apply the standards of a reasonable, prudent business person. The Arbitrator(s) shall have no authority to award punitive damages. Unless the Parties mutually agree otherwise, binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory relief, which shall be pursued as provided in subparagraph (d) below. The Arbitrator(s) may not require the Tribe or the Authority to take or modify any governmental legislative decision or governmental legislative action, and may not prohibit the Tribe or the Authority from taking any governmental legislative decision or governmental legislative action, provided however, that in the event the Tribe or the Authority engages in a governmental legislative decision or action that causes a breach of this
Agreement and results in damage to Developer, the Arbitrator(s) may award
Developer damages. (By way of example, if the Tribe taxed the Gaming Enterprise in violation of its promise not to do so in SECTION 6.1, the Arbitrator(s) could not enjoin the tax, but could award Developer damages equal to its share of the tax so imposed.)

     (c) In determining any matter the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New York law and applicable federal and tribal law.
Notwithstanding anything to the contrary in this Agreement, New York law shall govern the interpretation and construction of this Agreement. All arbitration hearings shall be held at a place designated by the Arbitrator(s) in New York
County, New York. The parties hereto and the Arbitrator(s) covenant to maintain strict confidentiality with respect to any arbitration, subject to the requirements of any applicable law, including, federal securities law.

     (d) The waiver of immunity from suit in this Article is specifically limited to the following actions and judicial remedies:

          (1) DAMAGES. The enforcement of an award of money damages by arbitration; provided that the Arbitrator(s) and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Tribe and may execute only as to the
          Authority against (i) undistributed or future Net Revenues of the
          Gaming Enterprise; or (ii) if it has been specifically found by an arbitrator that, by exercise of regulatory authority pursuant to the
          Tribal Gaming Ordinance or otherwise, or any rules, actions, or decisions of the Gaming Authority pursuant thereto, the Authority has prejudiced Developer's rights under this Agreement or accompanying agreements, or has in any material way caused the lack of business success of the Gaming Enterprise, the future Net Revenues of any other gaming operations conducted by the Authority, or any other entity of the Authority, on this Property. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe or

                                       18

          the Authority other than the limited assets of the Authority specified in this Paragraph.

          (2) CONSENTS AND APPROVALS. The enforcement of a determination by the
          Arbitrator(s) that the Authority's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

          (3) INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. The enforcement of a determination by an arbitrator that prohibits the Tribe or the
          Authority from taking any action that would prevent Developer from developing or constructing the Gaming Enterprise pursuant to the terms of this Agreement, or that requires the Tribe or the Authority to specifically perform any obligation under this Agreement (other than an obligation to pay money which is provided for in Paragraph
          7.4(c)(1)) provided that the Arbitrator(s) and/or the court may not require the Tribe or the Authority to take or modify any governmental legislative decision or governmental legislative action, and may not prohibit the Tribe or the Authority from taking any governmental legislative decision or governmental legislative action, and provided further that the Arbitrator(s) and/or the court may not enjoin the
          Tribe or the Authority with regard to any Licensing Disputes (as defined in the Management Agreement).

          (4) ACTION TO COMPEL ARBITRATION. An action to compel arbitration pursuant to this Article.

     7.5. DEFENSE. Except for disputes between the Authority and Developer,
Developer shall bring, defend, settle any claim or legal action brought against
Developer or the Authority, individually, jointly and severally in connection with or arising in connection with the construction and development of the
Gaming Enterprise and the making of certain renovations, improvements or alterations to the Non-Casino Facility. Subject to the approval of the
Development Business Board, Developer shall retain and supervise legal counsel, accountants and other such professionals, consultants and specialists as
Developer deems appropriate to defend and/or settle any such claim or cause of action. The Development Business Board shall supervise any legal action or lawsuit that poses a substantial risk to the development, construction or operation of the Gaming Facility with notice to, and appropriate consultation with, the Authority. All liabilities, costs and expenses, including attorneys'
fees and disbursements, incurred in defending and/or settling any such claim or legal action that are not covered by insurance shall be included in Project
Costs. Except as otherwise expressly stated herein, nothing contained herein is a grant to Developer of the right to waive the sovereign immunity of the Tribe or Authority.

     7.6. INDEMNITY. Developer shall indemnify and save the Authority harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of Developer in the performance of its duties under this Agreement.
Except for Developer's theft, fraud, willful misconduct or gross negligence, the
Authority shall indemnify, defend and hold harmless Developer from any loss, cost, liability and expense, including, but not limited to, reasonable counsel

                                       19

fees and disbursements relating to the Gaming Enterprise or Gaming Facility that results from Developer's performance of its obligations under this Agreement.
The indemnifications and terms set forth in this section shall survive the expiration or earlier termination of this Agreement.

     7.7. LIMITATION OF LIABILITY. Neither the Tribe nor any officer, officeholder, employee, agent, representative or member of the Tribe or of the
Authority, as such, shall have any personal liability for obligations of the
Authority under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Tribe and the Authority also acknowledge and agree that no member, nor any officer, office holder, employee, agent, representative, manager or member of any such member of Developer shall have any personal liability for the obligations of Developer under this
Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

ARTICLE 8.  MISCELLANEOUS PROVISIONS

     8.1. GOVERNMENT SAVINGS CLAUSE. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the
office of the Field Solicitor, the NIGC, or any other applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the
Authority or Developer under this Agreement or any other agreement or document related hereto.

     8.2. THIRD PARTY BENEFICIARY. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

     8.3. AUTHORIZATION. The Authority and Developer represent and warrant to each other that each has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Each party shall furnish evidence of such authority to the other, which shall be attached as EXHIBIT 8.3 to this
Agreement.

     8.4. RELATIONSHIP. Developer and the Authority shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

     8.5. INTENTIONALLY DELETED.

     8.6. NOTICES. Any notice required or permitted to be given under this
Agreement shall be in writing and shall be deemed to have been duly given to the applicable party (a) on the date of hand delivery with signed receipt, (b) on

                                       20

the business day immediately following transmittal to Federal Express or other nationally recognized overnight commercial courier with signed receipt or (c)
five (5) days after deposit in the United States mail, postage and other fees prepaid, return receipt requested; in any case addressed to the address of the applicable party set forth below, or such other address as such party may hereafter specify by notice to the other in accordance with the notice procedures described in this paragraph. The parties also designate the following persons as agents for receipt of service of process:

          If to the Authority:  St. Regis Mohawk Gaming Authority
                                c/o St. Regis Mohawk Reservation
                                Community Building
                                Route 37, Box 8A
                                Hogansburg, New York 13655

          with a copy to:       Hobbs, Straus, Dean & Walker
                                2120 L Street, N.W., Suite 7000
                                Washington, D.C.  20037
                                Attention:  Michael Roy, Esq.

          If to Developer:      Monticello Raceway Development Company, L.L.C.
                                Monticello Raceway, Route 17B
                                P.O. Box 5013
                                Monticello, New York 12701-5193
                                Attention:  Chief Financial Officer

          with a copy to:       Latham & Watkins LLP
                                885 Third Avenue
                                New York, New York 10022
                                Attention:  James I. Hisiger, Esq.

     8.7. NO WAIVER. No consent or waiver express or implied, by either party to any breach or default by the other party in the performance of any of the obligations or conditions of this Agreement or any related agreement shall be construed to be a consent to or waiver of any other breach or default by such party. Failure on the part of a party to complain of any act or failure to act by the other party, or failure to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party.

     8.8. CONFLICTS. In the event of any conflict in the terms or provisions expressed in this Agreement and any similar provision in any other related agreements, including, but not limited to, the Management Agreement and the
Financing Agreements, the terms and provisions of this Agreement shall govern and control to the extent of such conflict. In the event that an issue arises relating to the performance of this Agreement, on which the Agreement is silent which is addressed by the Management Agreement, the provisions of the Management
Agreement relating to such matter shall be incorporated herein by reference as if set forth in its entirety.

     8.9. SUCCESSORS AND ASSIGNS. This Agreement shall not be directly or indirectly assigned by either party without the prior written consent of the other party. No assignment of a controlling interest in Developer shall be made without the prior written consent of the Authority. If an assignment is so

                                       21

approved, this Agreement shall inure to the benefit of and be binding on the assignee. Notwithstanding the foregoing provisions of this SECTION 8.9, transfers of stock in a corporation whose shares are traded in the
"over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this Agreement, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this SECTION 8.9. Subject to the terms of this paragraph, the Authority or Tribe shall, without the consent of
Developer, have the right to assign this Agreement and the assets of the Gaming
Enterprise to an instrumentality of the Authority or Tribe or to a corporation or other business entity wholly owned by the Authority or Tribe organized to conduct the business of the Gaming Enterprise for the Tribe provided that such assignee assumes all of the Authority's obligations herein, provided that the form of the assignment must be approved by the Developer, which approval shall not be unreasonably withheld. Any assignment by the Authority or Tribe shall not prejudice the rights of Developer under this Agreement. No assignment authorized hereunder shall be effective until all Legal Requirements are met.

     8.10. ARTICLE AND SECTION HEADINGS. Article and section headings contained in this Agreement are for ease of reference only and shall not affect the interpretational meaning of this Agreement.

     8.11. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors, heirs, permitted assigns and legal representatives.

     8.12. SEVERABILITY. If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement or the Management Agreement shall be declared invalid or unenforceable, the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty days written notice to the other party, without liability on the part of the terminating party.

     8.13. EXHIBITS. All exhibits are incorporated herein by reference and made a part of this Agreement as if fully rewritten or reproduced herein.

     8.14. ENTIRE AGREEMENT. This Agreement together with the exhibits thereto, constitutes the entire agreement among Developer, the Authority and the Tribe
(solely with respect to its obligations under ARTICLES 6 and 7) with respect to the development and construction of the Gaming Facility and supersedes all written or oral agreements, understandings, representations, negotiations and correspondence between the parties. This Agreement shall not be supplemented, amended or modified by any course of dealing, course of performance or uses or trade and may only be amended or modified by a written instrument duly executed by officers of the parties hereto.

     8.15. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                                       22

     8.16. NON-COMPETITION. Except as otherwise mutually agreed, the Developer agrees that during the Term of this Agreement neither it nor any entities affiliated with or controlled by it nor any major owners (i.e., any person or entity owning more than 10% of it) will establish, own, operate, or manage any other gaming facility in Sullivan County (other than the Monticello Raceway and one other tribal gaming facility) without the written consent of the Authority, provided that the Authority's consent to Developer's establishment, operation, or management of a second tribal gaming facility in Sullivan County (in addition to the tribal gaming facility permitted by the preceding parenthetical) shall not be unreasonably withheld.

                     SIGNATURES COMMENCE ON FOLLOWING PAGE.

                                       23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ST. REGIS MOHAWK                           MONTICELLO RACEWAY
GAMING AUTHORITY                           DEVELOPMENT COMPANY, L.L.C.

By  /s/ Barbara A. Lazore                     By  /s/ David P. Hanlon
  -----------------------------------            -------------------------------
    Barbara A. Lazore, Member                    _________________________________
     Management Board                            Authorized Signatory

By  /s/ James W. Ransom
   ----------------------------------
      James W. Ransom, Member
      Management Board

By  /s/ Lorraine White
   -----------------------------------
       Lorraine White, Member
       Management Board

ST. REGIS MOHAWK TRIBE (solely with respect
to its obligations under ARTICLES 6
and 7)

By /s/ Barbara A. Lazore
  -----------------------------------
  Barbara A. Lazore, Tribal Chief

By /s/ James W. Ransom
  -----------------------------------
  James W. Ransom, Tribal Chief

By /s/ Lorraine White
  -----------------------------------
  Lorraine White, Tribal Chief

                                       24

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY

                                   EXHIBIT 2.3
                  CONSENT TO ARCHITECT AND ARCHITECT AGREEMENT
                                     part 1

                                                       __________________ [Date]

Reference is made to the Second Amended and Restated Gaming Facility Development
and Construction Agreement, among St. Regis Mohawk Tribe, St. Regis Mohawk
Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of
December 1, 2005 (as the same may be modified or amended, the "DEVELOPMENT
AGREEMENT"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with SECTION 2.3 of the Development Agreement, the Authority hereby grants its approval of the designation and employment of ___________ as the Architect, effective the date hereof.

                                      St. Regis Mohawk Gaming Authority

                                      By: -------------------------------------
                                      Name:------------------------------------
                                      Title:-----------------------------------

                                   EXHIBIT 2.3
                  CONSENT TO ARCHITECT AND ARCHITECT AGREEMENT
                                     part 2

                                                       __________________ [Date]

Reference is made to the Second Amended and Restated Gaming Facility Development
and Construction Agreement, among St. Regis Mohawk Tribe, St. Regis Mohawk
Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of
December 1, 2005 (as the same may be modified or amended, the "DEVELOPMENT
AGREEMENT"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with SECTION 2.3 of the Development Agreement, the St. Regis
Mohawk Gaming Authority hereby grants its approval of the Architect Agreement, substantially in the form attached hereto.

                                      St. Regis Mohawk Gaming Authority

                                      By: -------------------------------------
                                      Name:------------------------------------
                                      Title:-----------------------------------

                                   EXHIBIT 2.4
                              BUDGET APPROVAL FORM

                                                       __________________ [Date]

Reference is made to the Second Amended and Restated Gaming Facility Development
and Construction Agreement, among St. Regis Mohawk Tribe, St. Regis Mohawk
Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of
December 1, 2005 (as the same may be modified or amended, the "DEVELOPMENT
AGREEMENT"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with SECTION 2.4 of the Development Agreement, the St. Regis
Mohawk Gaming Authority hereby grants its approval of the Budget, as attached hereto, effective the date hereof.

                                      St. Regis Mohawk Gaming Authority

                                      By: -------------------------------------
                                      Name:------------------------------------
                                      Title:-----------------------------------

                                   EXHIBIT 2.5
                         DESIGNATION OF CONCEPT PROGRAM

Reference is made to the Second Amended and Restated Gaming Facility Development
and Construction Agreement, among St. Regis Mohawk Tribe, St. Regis Mohawk
Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of
December 1, 2005 (as the same may be modified or amended, the "DEVELOPMENT
AGREEMENT"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with SECTION 2.5 of the Development Agreement, the Authority hereby designates the program substantially in the form attached hereto as the
Concept Program.

                                      St. Regis Mohawk Gaming Authority

                                      By: -------------------------------------
                                      Name:------------------------------------
                                      Title:-----------------------------------

                                   EXHIBIT 2.6
                     PLANS AND SPECIFICATIONS APPROVAL FORM

                                                       __________________ [Date]

Reference is made to the Second Amended and Restated Gaming Facility Development
and Construction Agreement, among St. Regis Mohawk Tribe, St. Regis Mohawk
Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of
December 1, 2005 (as the same may be modified or amended, the "DEVELOPMENT
AGREEMENT"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with SECTION 2.6 of the Development Agreement, the Development
Business Board hereby grants its approval of the Plans and Specifications, as attached hereto, effective the date hereof.

                                      The Development Business Board for the
                                      Gaming Facility

                                      By: -------------------------------------
                                      Name:------------------------------------
                                      Title:  Authorized Signatory

                                   EXHIBIT 3.1
                        GENERAL CONTRACTOR APPROVAL FORM

                                                       __________________ [Date]

Reference is made to the Second Amended and Restated Gaming Facility Development
and Construction Agreement, among St. Regis Mohawk Tribe, St. Regis Mohawk
Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of
December 1, 2005 (as the same may be modified or amended, the "DEVELOPMENT
AGREEMENT"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with SECTION 3.1 of the Development Agreement, the St. Regis
Mohawk Gaming Authority hereby grants its approval of ________________ as the
General Contractor, as well as of the construction management agreement and/or construction contract substantially in the form attached hereto, effective the date hereof.

                                      St. Regis Mohawk Gaming Authority

                                      By: -------------------------------------
                                      Name:------------------------------------
                                      Title:-----------------------------------

                                   EXHIBIT 8.3
               AUTHORIZING RESOLUTIONS OF AUTHORITY AND DEVELOPER